As filed with the Securities and Exchange Commission on May 31, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ASYST TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

California (State of Incorporation)	94-2942251 (I.R.S. Employer Identification No.)
48761 Kato Road
Fremont, CA 94538
(510) 661-5000
(Address and telephone number of principal executive offices)

1993 STOCK OPTION PLAN

2001 NON-OFFICER EQUITY PLAN

Geoffrey G. Ribar
Senior Vice President and Chief Financial Officer
Asyst Technologies, Inc.
48761 Kato Road
Fremont, CA 94538
(510) 661-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
James C. Kitch, Esq.
Michael L.Weiner, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Stock Options and Common Stock (no par value)	1,752,479	$14.06–$17.79	$30,921,476.99	$2,844.78

(1)
This Registration Statement shall cover any additional shares of Common Stock which become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the “Act”). The offering price per share and aggregate offering price for the unissued stock options are based upon the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq National Market System on May 29, 2002. The offering price per share and aggregate offering price for the outstanding stock options are based upon the exercise prices of such options. The following chart illustrates the calculation of the registration fee:

Title of Shares	Number of Shares	Offering Price Per Share	Aggregate Offering Price

Shares issuable pursuant to outstanding stock options pursuant to 1993 Employee Stock Option Plan	96,179	$15.1374	$1,455,899.99

Shares issuable pursuant to unissued stock options pursuant to 1993 Employee Stock Option Plan	1,356,300	$17.79	$24,128,577.00

Shares issuable pursuant to unissued stock options pursuant to 2001 Non-Officer Equity Plan	300,000	$17.79	$5,337,000.00

PART II

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,452,479 shares of Asyst Technologies, Inc. (the “Company”) Common Stock to be issued pursuant to the Company’s 1993 Employee Stock Option Plan and 300,000 shares of the Company’s Common Stock to be issued pursuant to the 2001 Non-Officer Equity Plan.

Item 3.    Incorporation of Certain Documents by Reference

The contents of the following documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended are incorporated by reference into this Registration Statement:

(a)	Registration Statement on Form S-8 (No. 033-70100), filed October 8, 1993;

(b)	Registration Statement on Form S-8 (No. 333-1438), filed February 7, 1996;

(c)	Registration Statement on Form S-8 (No. 333-31417), filed July 16, 1997;

(d)	Registration Statement on Form S-8 (No. 333-45799), filed February 6, 1998;

(e)	Registration Statement on From S-8 (No. 333-71641), filed February 2, 1999;

(f)	Registration Statement on Form S-8 (No. 333-94619), filed January 13, 2000;

(g)	Registration Statement on Form S-8 (333-46002), filed September 18, 2000;

(h)	Registration Statement on Form S-8 (No. 333-61166), filed May 17, 2001; and

(i)	Registration Statement on Form S-8 (No. 333-69822), filed September 21, 2001.

Item 8.    Exhibits

EXHIBITS

Exhibit Number

5.1		Opinion of Cooley Godward LLP

23.1		Consent of Arthur Andersen LLP

23.2		Consent of Ernst & Young LLP

23.3		Consent of Deloitte Touche Tohmatsu

23.4		Consent of Cooley Godward LLP is contained in Exhibit 5.1 of this Registration Statement

24.1		Power of Attorney. Reference is made to the signature pages.

99.1	*	Registrant’s 1993 Stock Option Plan, as amended

99.2		Registrant’s 2001 Non-Officer Equity Plan

*	Filed as an exhibit to the Registration Statement on form S-1 (No 333-66184), as filed with the SEC on July 19, 1993, as such exhibit has been amended and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S–8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, County of Alameda, State of California, on May 30, 2002.

ASYST TECHNOLOGIES, INC.

By:	/s/ MIHIR PARIKH
Mihir Parikh Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mihir Parikh and Geoffrey G. Ribar, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MIHIR PARIKH Mihir Parikh	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 20, 2002

/s/ GEOFFREY G. RIBAR Geoffrey G. Ribar	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 16, 2002

P. Jackson Bell	Director

/s/ STANLEY GRUBEL Stanley Grubel	Director	May 20, 2002

/s/ ROBERT A. MCNAMARA Robert A. McNamara	Director	May 17, 2002

/s/ ANTHONY E. SANTELLI Anthony E. Santelli	Director	May 17, 2002

/s/ WALTER W. WILSON Walter W. Wilson	Director	May 17, 2002

EXHIBITS

Exhibit Number

5.1		Opinion of Cooley Godward LLP

23.1		Consent of Arthur Andersen LLP

23.2		Consent of Ernst & Young LLP

23.3		Consent of Deloitte Touche Tohmatsu

23.4		Consent of Cooley Godward LLP is contained in Exhibit 5.1 of this Registration Statement

24.1		Power of Attorney. Reference is made to the signature pages.

99.1	*	Registrant’s 1993 Stock Option Plan, as amended

99.2		Registrant’s 2001 Non-Officer Equity Plan

*	Filed as an exhibit to the Registration Statement on form S-1 (No 333-66184), as filed with the SEC on July 19, 1993, as such exhibit has been amended and incorporated by reference herein.